Exhibit 99.1

Report of PricewaterhouseCoopers on Medtronic Profit Forecast

The Directors

Medtronic, Inc

710 Medtronic Parkway

Minneapolis

MN 55432

United States of America

Perella Weinberg Partners

767 Fifth Avenue

New York

NY 10153

United States of America

20 November 2014

Dear Sirs

Medtronic, Inc

We report on the profit forecast comprising the statement by Medtronic, Inc (“Medtronic”) in respect of non-GAAP diluted earnings per share for the year ending 24 April 2015 (the “Profit Forecast”). The Profit Forecast and the material assumptions upon which it is based, are set out in the Medtronic Profit Forecast document to be issued by Medtronic in which this letter is included (the “Profit Forecast Document”).

This report is required by Rule 28.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (as amended) (the “Rules”) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of Medtronic to prepare the Profit Forecast in accordance with the requirements of the Rules.

It is our responsibility to form an opinion as required by Rule 28.3(a) of the Rules as to the proper compilation of the Profit Forecast and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 28.3(a) of the Rules to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report.

      PricewaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland, I.D.E. Box No. 137

      PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in Ireland to carry on investment business.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in the Profit Forecast Document and is based on the unaudited interim financial results for the three months ended 25 July 2014 and a nine month forecast to 24 April 2015. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of Medtronic.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board for use in the United Kingdom and published by the Institute of Chartered Accountants in Ireland. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of Medtronic. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the directors of Medtronic, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the directors of Medtronic which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the directors of Medtronic appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work on the Profit Forecast does not constitute an audit. Our work has not been carried out in accordance with auditing standards generally accepted in the United States of America or auditing standards of the Public Company Accounting Oversight Board (United States) nor does it constitute an examination, compilation or review under those standards and accordingly, it should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis of the assumptions made by the directors of Medtronic and the basis of accounting used is consistent with the accounting policies of Medtronic.

Yours faithfully

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers